EXHIBIT 10.8


                                                                      [AES LOGO]


                       EXCLUSIVE REPRESENTATION AGREEMENT

This Agreement made and entered into as of the 4th day of Jan 2001

BETWEEN

                        GREEN OASIS ENVIRONMENTAL, INC.
                         184 East Bay Street Suite 302
                        Charleston, South Carolina 29401
                           (hereinafter called "GOE"

AND

                         AMERICAN ENERGY SERVICES, INC.
                              7224 Lawndale Street
                                 P.O. Box 34356
                             Houston, TX 77234 USA
                     (hereinafter called "REPRESENTATIVE")

RECITALS

1. GOE, Manufactures, Fabricates and/or sells certain types of e1quipment, more particularly described in Exhibit "A" ("Products")

2. REPRESENTATIVE desires to act as the commercial representative for GOE in connection with the sale of Products for the particular project, customer, or territory indicated below.

3. GOE desires to appoint REPRESENTATIVE as its exclusive representative, for the project, customer, or territory indicated below.

AGREEMENTS

1. GOE hereby appoints REPRESENTATIVE to be the exclusive commercial representative of GOE, which appointment is exclusive to the sale of PRODUCTS or services for use in connection with the following project, and/or customer, and/or territory MEXICO.

2. REPRESENTATIVE accepts such appointment for the listed purpose stated above, and agrees to use its very best efforts to promote sale of said product and/or services. In addition, REPRESENTATIVE shall provide GOE with a report, which shall be generated every 45 days, tracking tenders and projects in the region represented. This report shall be on the "45 PRF - FORM" (which will be supplied with the Representation agreement Package upon return of signed originals) and must reach GOE no later than 3 business days after the 45 days have transpired.

3. REPRESENTATIVE shall solicit inquires and orders for PRODUCTS for the project, and/or customer, and/or territory indicated above. The REPRESENTATIVE shall promptly send or designate all such inquires and orders to GOE in English. REPRESENTATIVE shall provide translation as necessary.

4. REPRESENTATIVE agrees to make every effort to register GOE' products and include GOE' products on the Approved Vendor's List files of the respective end-users. The approval may be accomplished by way of official notice from recognizable private sector, clients, and/or appropriate Government Energy companies, or by the receipt and quotation by GOE of official international tenders directed to GOE by the authorized

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     purchasing department of referred private companies or Government Entities.
     In this regard REPRESENTATIVE agrees to provide GOE within sixty (60) days of commencement of this agreement, a comprehensive target list of companies or Government Agencies it will solicit for the sale of GOE products.

5.   GOE  will  provide  sales  and  engineering   materials  to  REPRESENTATIVE
     designated personnel and REPRESENTATIVE would co-ordinate, set up and provide in-country monitoring of value related commercial activity.

6. REPRESENTATIVE agrees to make available to GOE its local staff when and if appropriate, in a better effort to service the GOE account.

7. REPRESENTATIVE shall do everything within its power to assure GOE of timely payments from clients.

8. REPRESENTATIVE shall perform such other duties as may be required to successfully obtain purchase of the PRODUCT and/or services.

9. GOE agrees to pay REPRESENTATIVE a commission, in U.S. DOLLARS equal to the percentage of the PRODUCT sale, as set forth in EXHIBIT "A", commission to be payable to the REPRESENTATIVE. Project contractual commercial terms will determine method of payment to REPRESENTATIVE. Commissions will be available to REPRESENTATIVE after full payment to GOE is received from above mentioned company and/or end-user.

10. REPRESENTATIVE is an independent contractor and is not an agent of GOE and will have no power to bind, obligate, or commit GOE.

11. This agreement automatically terminates eighteen (18) months from the date set forth above. This agreement may be terminated by either party, at any time, upon thirty (30) days prior written notice to the other, sent to the address indicated above, or to such other address as may be hereinafter designated in writing. Such termination shall not affect the rights and obligations of the parties which have accrued or become fixed prior to the effective termination above unless breach of contract has occurred. If an order for PRODUCT is received by GOE within thirty (30) days of such termination, commission is payable to the REPRESENTATIVE. After such thirty
     (30) day period, no further obligation exists under this agreement.

12. GOE agrees to grant AES THE RIGHT OF FIRST REFUSAL on any products used on GOE contracts in the territory of Mexico that are either manufactured by AES or represented by any of its acquisitioned companies.

13. This agreement will be interpreted in all respects in accordance with the laws to the State of Texas and the United States.

14. This agreement is not assignable without prior written agreement between both parties.

Executed by the parties in triplicate original copies as of the date set forth above.

GREEN OASIS ENVIRONMENTAL, INC.         REPRESENTATIVE

/s/ William D. Carraway                 /s/ Pat S. Elliott

Name:  William D. Carraway              Name:  Pat S. Elliott
Title: 1-4-2001                         Title: President AES
                                               1-6-2001

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                            EXHIBIT "A" ("PRODUCTS")

GOE PRODUCTS COVERED BY THIS AGREEMENT ARE:

PRODUCT/SERVICES DESCRIPTION


                                  COMMISSIONS
                                  -----------

CONTRACT VALUES FOR ENVIROECONOMICS(TM) SYSTEM
SHALL VARY COMMISSIONS OF                                        10%

Notes:

1.   Commissions to be calculated on contract values.

2. Commissions shall reflect any liquidated damages incurred during the project and shall be itemized as such for REPRESENTATIVE.

3. This signed representation agreement is in lieu of all other agreements, either expressed or implied.


GREEN OASIS ENVIRONMENTAL, INC.         REPRESENTATIVE

/s/ William D. Carraway                 /s/ Pat S. Elliott

Name:  William D. Carraway              Name:  Pat S. Elliott
Title: PRESIDENT                        Title: President AES
Date:  1-4-2001                                1-6-2001